Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Fourth-Quarter and Full-Year 2020 Results

Fourth-Quarter Financial Highlights
•Net sales of $1,308 million; year-over-year increase of 9.7%
•Net income of $199 million and net income per diluted share of $3.70, year-over-year increases of 17.8% and 19.4%, respectively
•Non-GAAP diluted EPS increased 25.3% year-over-year to $4.46
•Adjusted EBITDA increased 20.8% year-over-year to $308 million

Lincolnshire, Ill., February 11, 2021 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the fourth quarter ended December 31, 2020.

“I'm proud of our team's exceptional fourth quarter performance to close out a challenging 2020. We achieved record quarterly sales, EBITDA, earnings per share, and free cash flow, significantly exceeding our outlook," said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. "We entered the new year with a strong order backlog as small business demand recovers and business with our large customers continues to be robust. This positions us well for double-digit sales growth for the first quarter and full year 2021. We continue to be excited about our unique capability to digitize and automate our customers’ workflows in an increasingly on-demand economy."

$ in millions, except per share amounts	4Q20	4Q19	Change	FY20	FY19	Change
Select reported measures:
Net sales	$1,308	$1,192	9.7%	$4,448	$4,485	(0.8%)
Gross profit	618	544	13.6%	2,003	2,100	(4.6%)
Gross margin	47.2%	45.6%	160 bps	45.0%	46.8%	(180) bps
Net income	199	169	17.8%	504	544	(7.4%)
Net income margin	15.2%	14.2%	100 bps	11.3%	12.1%	(80) bps
Net income per diluted share	$3.70	$3.10	19.4%	$9.35	$9.97	(6.2%)

Select Non-GAAP measures:
Adjusted net sales	$1,313	$1,192	10.2%	$4,455	$4,485	(0.7%)
Organic net sales growth			8.3%			(0.9%)
Adjusted gross profit	628	546	15.0%	2,022	2,111	(4.2%)
Adjusted gross margin	47.8%	45.8%	200 bps	45.4%	47.1%	(170) bps
Adjusted EBITDA	308	255	20.8%	914	970	(5.8%)
Adjusted EBITDA margin	23.5%	21.4%	210 bps	20.5%	21.6%	(110) bps
Non-GAAP net income	$240	$194	23.7%	$690	$706	(2.3%)
Non-GAAP earnings per diluted share	$4.46	$3.56	25.3%	$12.80	$12.94	(1.1%)
Net sales were $1,308 million in the fourth quarter of 2020 compared to $1,192 million in the fourth quarter of 2019. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $879 million in the fourth quarter of 2020 compared with $813 million in the fourth quarter of 2019. Asset Intelligence & Tracking ("AIT") segment net sales were $434 million in the fourth quarter of 2020 compared to $379 million in the prior year period.

Consolidated organic net sales for the fourth quarter increased 8.3%. Fourth-quarter year-over-year organic net sales increased by 5.6% in the EVM segment and by 14.0% in the AIT segment.

Fourth-quarter 2020 gross profit was $618 million compared to $544 million in the prior year period. Gross margin increased to 47.2% for the fourth quarter of 2020, compared to 45.6% in the prior year period. This increase was primarily due to a $12 million recovery of prior period Chinese import tariffs, as well as higher services and software margin. Adjusted gross margin was 47.8% in the fourth quarter of 2020, compared to 45.8% in the prior year period.

Operating expenses increased in the fourth quarter of 2020 to $387 million from $356 million in the prior year period primarily due to increased research and development costs and expenses associated with business acquisitions, partially offset by lower discretionary spending. Adjusted operating expenses increased in the fourth quarter of 2020 to $336 million from $308 million in the prior year period.

Net income for the fourth quarter of 2020 was $199 million, or $3.70 per diluted share, compared to net income of $169 million, or $3.10 per diluted share, for the fourth quarter of 2019. Non-GAAP net income for the fourth quarter of 2020 increased to $240 million, or $4.46 per diluted share, compared to $194 million, or $3.56 per diluted share, for the prior year period.

Adjusted EBITDA for the fourth quarter of 2020 increased to $308 million, or 23.5% of adjusted net sales, compared to $255 million, or 21.4% of adjusted net sales, for the fourth quarter of 2019 due to higher gross margin and lower operating expense as a percentage of net sales.

Balance Sheet and Cash Flow
As of December 31, 2020, the company had cash and cash equivalents of $168 million and total debt of $1,252 million.

For the full year 2020, the company generated $962 million of operating cash flow and incurred capital expenditures of $67 million, resulting in free cash flow of $895 million.

In 2020, the company acquired Reflexis Systems, Inc. for $548 million in cash and made $32 million in venture investments. For the full year 2020, the company made payments of long-term debt of $342 million and received proceeds from the issuance of long-term debt of $302 million, resulting in $40 million of net debt repayments. The company made cash interest payments of $38 million in 2020 compared to $63 million in the prior year period. Additionally, the company made $200 million of share repurchases in 2020 under its existing share repurchase authorization, all during the first quarter.

Outlook
First Quarter 2021
The company expects adjusted net sales to increase 25% to 29% compared to the first quarter of 2020 as the global economy continues to recover and we realize pent up demand from many of our customers. This expectation includes an approximately 300 to 350 basis point additive impact from the Reflexis acquisition and foreign currency translation.

Adjusted EBITDA margin is expected to be slightly higher than 23%, which includes $10 million of premium freight expense. Non-GAAP earnings per diluted share are expected to be in the range of $4.30 to $4.50. This assumes an adjusted effective tax rate between 17% and 18%.

Full-Year 2021
The Company expects adjusted net sales to increase 10% to 14% from 2020, which includes an approximately 3 percentage point additive impact from the Reflexis acquisition and foreign currency translation.

Adjusted EBITDA margin is expected to be between 21% and 22%.

Free cash flow is expected to be at least $700 million.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the fourth quarter of 2020. The conference call will be held today, Thursday, Feb. 11, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line in retail/ecommerce, manufacturing, transportation and logistics, healthcare, public sector and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, Zebra delivers industry-tailored, end-to-end solutions to enable every asset and worker to be visible, connected and fully optimized. The company’s market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care. In 2020, Zebra made Forbes Global 2000 list for the second consecutive year and was listed among Fast Company’s Best Companies for Innovators. For more information, visit www.zebra.com or sign up for our news alerts. Participate in Zebra’s Your Edge blog, follow the company on LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters, public health issues (including pandemics), or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Director, Global Public Relations
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$168	$30
Accounts receivable, net of allowances for doubtful accounts of $1 million and $2 million as of December 31, 2020 and 2019	508	613
Inventories, net	511	474
Income tax receivable	16	32
Prepaid expenses and other current assets	70	46
Total Current assets	1,273	1,195
Property, plant and equipment, net	274	259
Right-of-use lease asset	135	107
Goodwill	2,988	2,622
Other intangibles, net	402	275
Deferred income taxes	139	127
Other long-term assets	164	126
Total Assets	$5,375	$4,711
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$364	$197
Accounts payable	601	552
Accrued liabilities	559	379
Deferred revenue	308	238
Income taxes payable	19	38
Total Current liabilities	1,851	1,404
Long-term debt	881	1,080
Long-term lease liabilities	129	100
Long-term deferred revenue	273	221
Other long-term liabilities	97	67
Total Liabilities	3,231	2,872
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	395	339
Treasury stock at cost, 18,689,775 and 18,148,925 shares as of December 31, 2020 and 2019, respectively	(919)	(689)
Retained earnings	2,736	2,232
Accumulated other comprehensive loss	(69)	(44)
Total Stockholders’ Equity	2,144	1,839
Total Liabilities and Stockholders’ Equity	$5,375	$4,711

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales
Tangible products	$1,129	$1,039	$3,813	$3,907
Services and software	179	153	635	578
Total Net sales	1,308	1,192	4,448	4,485
Cost of sales:
Tangible products	585	550	2,065	2,006
Services and software	105	98	380	379
Total Cost of sales	690	648	2,445	2,385
Gross profit	618	544	2,003	2,100
Operating expenses:
Selling and marketing	133	130	483	503
Research and development	137	118	453	447
General and administrative	85	79	304	323
Amortization of intangible assets	26	19	78	103
Acquisition and integration costs	2	2	23	22
Exit and restructuring costs	4	8	11	10
Total Operating expenses	387	356	1,352	1,408
Operating income	231	188	651	692
Other expenses:
Foreign exchange loss	(3)	(4)	(18)	(6)
Interest expense, net	(7)	(4)	(76)	(89)
Other, net	(5)	(1)	3	1
Total Other expenses, net	(15)	(9)	(91)	(94)
Income before income tax	216	179	560	598
Income tax expense	17	10	56	54
Net income	$199	$169	$504	$544
Basic earnings per share	$3.73	$3.13	$9.43	$10.08
Diluted earnings per share	$3.70	$3.10	$9.35	$9.97

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$504	$544
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146	175
Amortization of debt issuance costs and discounts	3	6
Share-based compensation	51	48
Deferred income taxes	(40)	(42)
Unrealized loss on forward interest rate swaps	33	19
Other, net	1	(2)
Changes in operating assets and liabilities:
Accounts receivable, net	130	(96)
Inventories, net	(42)	51
Other assets	11	(20)
Accounts payable	47	(5)
Accrued liabilities	16	(18)
Deferred revenue	103	71
Income taxes	(5)	(31)
Other operating activities	4	(15)
Net cash provided by operating activities	962	685
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(548)	(262)
Purchases of property, plant and equipment	(67)	(61)
Proceeds from the sale of long-term investments	6	10
Purchases of long-term investments	(32)	(22)
Net cash used in investing activities	(641)	(335)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	302	637
Payments of long term-debt	(342)	(949)
Payments of debt extinguishment costs	—	(1)
Payments of debt issuance costs and discounts	(1)	(6)
Payments for repurchases of common stock	(200)	(47)
Net payments related to share-based compensation plans	(25)	(32)
Change in unremitted cash collections from servicing factored receivables	109	33
Net cash used in financing activities	(157)	(365)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(2)	1
Net increase (decrease) in cash and cash equivalents, including restricted cash	162	(14)
Cash and cash equivalents, including restricted cash, at beginning of period	30	44
Cash and cash equivalents, including restricted cash, at end of period	$192	$30
Less restricted cash, included in Prepaid expenses and other current assets	(24)	—
Cash and cash equivalents at end of period	$168	$30
Supplemental disclosures of cash flow information:
Income taxes paid	$107	$140
Interest paid	$38	$63

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	December 31, 2020
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	14.5%	8.1%	9.7%
Adjustments:
Impact of foreign currency translations (1)	(0.5)%	(0.1)%	(0.2)%
Impact of acquisitions (2)	—%	(2.4)%	(1.2)%
Consolidated Organic Net sales growth	14.0%	5.6%	8.3%

	Twelve Months Ended
	December 31, 2020
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	(3.6)%	0.8%	(0.8)%
Adjustments:
Impact of foreign currency translations (1)	0.4%	0.7%	0.6%
Impact of acquisitions (2)	(0.5)%	(1.0)%	(0.7)%
Consolidated Organic Net sales growth	(3.7)%	0.5%	(0.9)%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.
(2)For purposes of computing Organic Net sales growth, amounts directly attributable to business acquisitions are excluded for twelve months following their respective acquisition dates. Consolidated results include the impact of purchase accounting adjustments.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	December 31, 2020			December 31, 2019
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$434	$879	$1,308	$379	$813	$1,192
Reported Gross profit (1)	208	417	618	183	362	544
Gross Margin	47.9%	47.4%	47.2%	48.3%	44.5%	45.6%

Non-GAAP
Adjusted Net sales	$434	$879	$1,313	$379	$813	$1,192
Adjusted Gross profit (2)	209	419	628	183	363	546
Adjusted Gross Margin	48.2%	47.7%	47.8%	48.3%	44.6%	45.8%

	Twelve Months Ended
	December 31, 2020			December 31, 2019
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$1,426	$3,029	$4,448	$1,479	$3,006	$4,485
Reported Gross profit (1)	674	1,342	2,003	736	1,371	2,100
Gross Margin	47.3%	44.3%	45.0%	49.8%	45.6%	46.8%

Non-GAAP
Adjusted Net sales	$1,426	$3,029	$4,455	$1,479	$3,006	$4,485
Adjusted Gross profit (2)	676	1,346	2,022	737	1,374	2,111
Adjusted Gross Margin	47.4%	44.4%	45.4%	49.8%	45.7%	47.1%
(1)Consolidated results include corporate eliminations related to business acquisitions that are not reported in segment results.
(2)Adjusted Gross profit excludes purchase accounting adjustments, share-based compensation expense, and product sourcing diversification costs.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income	$199	$169	$504	$544
Adjustments to Net sales(1)
Purchase accounting adjustments	5	—	7	—
Total adjustments to Net sales	5	—	7	—
Adjustments to Cost of sales(1)
Purchase accounting adjustments	—	—	—	6
Share-based compensation	3	1	6	4
Product sourcing diversification initiative	2	1	6	1
Total adjustments to Cost of sales	5	2	12	11
Adjustments to Operating expenses(1)
Amortization of intangible assets	26	19	78	103
Acquisition and integration costs	2	2	23	22
Share-based compensation	18	16	53	56
Exit and restructuring costs	4	8	11	10
Product sourcing diversification initiative	1	3	12	4
Total adjustments to Operating expenses	51	48	177	195
Adjustments to Other expenses, net(1)
Debt extinguishment costs	—	—	—	3
Amortization of debt issuance costs and discounts	1	1	3	7
Investment loss (gain)	3	—	(5)	(3)
Foreign exchange loss	3	4	18	6
Forward interest rate swaps loss (gain)	—	(8)	46	19
Total adjustments to Other expenses, net	7	(3)	62	32
Income tax effect of adjustments(2)
Reported income tax expense	17	10	56	54
Adjusted income tax	(44)	(32)	(128)	(130)
Total adjustments to income tax	(27)	(22)	(72)	(76)
Total adjustments	41	25	186	162
Non-GAAP Net income	$240	$194	$690	$706

GAAP earnings per share
Basic	$3.73	$3.13	$9.43	$10.08
Diluted	$3.70	$3.10	$9.35	$9.97
Non-GAAP earnings per share
Basic	$4.50	$3.60	$12.91	$13.08
Diluted	$4.46	$3.56	$12.80	$12.94

Basic weighted average shares outstanding	53,356,857	53,985,729	53,441,375	53,991,249
Diluted weighted average and equivalent shares outstanding	53,783,654	54,541,638	53,913,245	54,594,417
(1)Presented on a pre-tax basis.
(2)Represents adjustments to the GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions) and to exclude the impacts of certain discrete income tax items.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income	$199	$169	$504	$544
Add back:
Depreciation (excluding exit and restructuring costs)	16	17	67	72
Amortization of intangible assets	26	19	78	103
Total Other expenses, net	15	9	91	94
Income tax expense	17	10	56	54
EBITDA (Non-GAAP)	273	224	796	867

Adjustments to Net sales
Purchase accounting adjustments	5	—	7	—
Total adjustments to Net sales	5	—	7	—
Adjustments to Cost of sales
Purchase accounting adjustments	—	—	—	6
Share-based compensation	3	1	6	4
Product sourcing diversification initiative	2	1	6	1
Total adjustments to Cost of sales	5	2	12	11
Adjustments to Operating expenses
Acquisition and integration costs	2	2	23	22
Share-based compensation	18	16	53	56
Exit and restructuring costs	4	8	11	10
Product sourcing diversification initiative	1	3	12	4
Total adjustments to Operating expenses	25	29	99	92
Total adjustments to EBITDA	35	31	118	103
Adjusted EBITDA (Non-GAAP)	$308	$255	$914	$970

Adjusted EBITDA % of Adjusted Net Sales	23.5%	21.4%	20.5%	21.6%

FREE CASH FLOW

	Twelve Months Ended
	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$962	$685
Less: Purchases of property, plant and equipment	(67)	(61)
Free cash flow (Non-GAAP)(1)	$895	$624
(1)Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.